Exhibit 10.30

WILLSCOT HOLDINGS CORP. COMPANY 2020 INCENTIVE AWARD PLAN RETIREMENT PROVISION
The purpose of the Company’s retirement provision is to recognize and reward the contributions of good-standing, long-tenured employees by providing income continuation through vesting of stock awards during the transition from employment to retirement.
Effective with equity awards granted in 2022 and thereafter, a Plan Participant who terminates employment for the reason of Qualified Retirement will be offered continued vesting of eligible awards for a period of 5 years after the Qualified Retirement date.
To be a Qualified Retirement, each of the below must be true:
•Plan Participant must be a full-time or part-time regular employee aged 55 or older at the time of retirement.
•Plan Participant must have at least 10 years of continuous service at the time of retirement.

•Requests for consideration of a Qualified Retirement event must be made in writing to the Chief Human Resources Officer and Plan Participant’s supervisor with a minimum of six (6) months’ notice prior to the Retirement Date.

oThe retirement must be voluntary or medical in nature. Separations “for cause” will not be considered as Qualified Retirement.
oParticipant must be in good standing as determined by HR at time of request as well as at time of retirement.
oA Qualified Retirement is subject to approval by the Chief Executive Officer or, if the Participant is a Named Executive Officer, subject to approval by the Compensation Committee of the Board.

•Plan participant must adhere to and maintain full compliance with all terms and conditions of required restrictive covenants from the date of retirement throughout a 5-year post-retirement period.

oFailure to comply with restrictive covenants will result in a requirement for repayment of the value of shares vested during the 5-year post-retirement period and immediate forfeiture of remaining unvested shares.
The Qualified Retirement provision will apply to the below types of grants awarded in Plan year 2022 and after, which have been outstanding for one year or more as of a Qualified Retirement date:
•Restricted Stock
•Performance Shares/Units

Revised and effective June 10, 2025